Exhibit 99.1

PRESS RELEASE

For more information, contact: Mark R. Faris, CFO SRI/Surgical Express, Inc. (813) 891-9550	FOR IMMEDIATE RELEASE

SRI SURGICAL REPORTS RESULTS FOR

FIRST QUARTER 2010

TAMPA, FL— Monday, May 10, 2010 — SRI/Surgical Express, Inc. (SRI Surgical) (Nasdaq: STRC), a leading provider of reusable surgical device reprocessing services supporting the healthcare industry, today announced financial results for its first quarter ended March 31, 2010.

For the first quarter of 2010, SRI Surgical reported total revenue of $24,611,000, an increase of $685,000 over the first quarter of 2009. The net loss for the first quarter of 2010 was $1,533,000 or $0.24 per basic and diluted common share compared to a net loss for the first quarter of 2009 of $894,000 or $0.14 per basic and diluted common share.

“We have been working hard to reposition the company and to aggressively pursue the marketplace with our reusable platform,” said Gerald Woodard, Chief Executive Officer. “Our financial results for the first quarter were disappointing; however, we did see growth in our reusable surgical textile, disposable and service revenues.”

About SRI Surgical

SRI Surgical (www.srisurgical.com) provides central processing and supply chain management services to hospitals and surgery centers across the United States. SRI Surgical serves hospitals and surgery centers in 19 states from 10 reprocessing facilities and four distribution centers located throughout the United States.

Forward-Looking Statements

The statements in this press release that are not historical, including statements regarding SRI Surgical’s beliefs, expectations, and strategies, constitute “forward looking statements” within the meaning of the federal securities laws. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Important factors that could cause the differences are discussed in SRI Surgical’s reports on Forms 10-Q, 10-K, and 8-K that the Company periodically files with the Securities and Exchange Commission. These factors include SRI Surgical’s sales process and market acceptance of its products and services, SRI Surgical’s capital needs, its dependence on significant customers and suppliers, risks of a new product offering, and the competitive healthcare marketplace. SRI Surgical does not undertake to update any forward-looking statements in this press release. Copies of SRI Surgical’s SEC filings, including its annual report on Form 10-K and quarterly reports on Form 10-Q, may be obtained by contacting SRI Surgical’s investor relations department at (813) 891-9550 or at the Investors section of the SRI Surgical Website at www.srisurgical.com.

FOR FURTHER INFORMATION:	Mark R. Faris, CFO
SRI Surgical
(813) 891-9550 Ext. 3164
mfaris@srisurgical.com

SRI/SURGICAL EXPRESS, INC.

Condensed Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2010	2009

Revenues	$24,611	$23,926

Cost of revenues	19,679	18,892

Gross profit	4,932	5,034

Distribution expenses	1,918	1,665

Selling and administrative expenses	4,482	4,169

Loss from operations	(1,468)	(800)

Interest expense	143	175

Other income	(90)	(94)

Loss before income taxes	(1,521)	(881)

Income tax expense (benefit)	12	13

Net loss	$(1,533)	$(894)

Basic loss per common share	$(0.24)	$(0.14)

Weighted average common shares outstanding, basic	6,460	6,445

Diluted loss per common share	$(0.24)	$(0.14)

Weighted average common shares outstanding, diluted	6,460	6,445

SRI/SURGICAL EXPRESS, INC.

Condensed Balance Sheets

(In thousands)

	March 31, 2010	December 31, 2009
	(unaudited)

Cash and cash equivalents	$331	$802
Accounts receivable, net	11,462	11,460
Inventories, net	2,932	2,903
Prepaid expenses and other assets	2,792	1,947
Reusable surgical products, net	18,080	18,151
Property, plant and equipment, net	26,968	27,665

Total assets	$62,565	$62,928

Notes payable	$7,098	$6,124
Accounts payable	7,600	7,439
Accrued expenses	4,910	4,967
Mortgage payable	3,960	4,013
Bonds payable	520	520

Total liabilities	24,088	23,063

Shareholders’ equity	38,477	39,865

Total liabilities and shareholders’ equity	$62,565	$62,928